SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2007
EPIX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 761-7600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 13, 2007, EPIX Pharmaceuticals, Inc. (“EPIX”) entered into a First Amendment (the “Amendment”) to its Amended and Restated License Agreement with Ramot at Tel Aviv University Ltd. (“Ramot”) dated May 20, 2004 (the “Agreement”). The Amendment revises the method for calculating sublicense income to EPIX for purposes of determining its payment obligations to Ramot under the Agreement. The Amendment also sets forth the royalty payment to be made by EPIX to Ramot under the Agreement as a result of a sublicense of the licensed technology by EPIX to SmithKline Beecham Corporation, doing business as GlaxoSmithKline, and Glaxo Group Limited on December 11, 2006. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

**10.1	First Amendment to Amended and Restated License Agreement between EPIX Pharmaceuticals, Inc. and Ramot at Tel Aviv University Ltd., dated as of June 13, 2007

**	Confidential treatment has been requested for portions of this exhibit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
June 15, 2007	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1**	First Amendment to Amended and Restated License Agreement between EPIX Pharmaceuticals, Inc. and Ramot at Tel Aviv University Ltd., dated as of June 13, 2007

**	Confidential treatment has been requested for portions of this exhibit.